As filed with the Securities and Exchange Commission on August 22, 2002
                                                     Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         SWIFT TRANSPORTATION CO., INC.
             (Exact name of Registrant as specified in its charter)

            NEVADA                                               86-0666860
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             2200 SOUTH 75TH AVENUE
                             PHOENIX, ARIZONA 85043
                                 (602) 269-9700
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                         SWIFT TRANSPORTATION CO., INC.
                             1999 STOCK OPTION PLAN
                            (Full title of the Plan)

                             Jerry Moyes, President
                         Swift Transportation Co., Inc.
                             2200 South 75th Avenue
                             Phoenix, Arizona 85043
                                 (602) 269-9700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                             Steven D. Pidgeon, Esq.
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-2202
                                 (602) 382-6000

                         CALCULATION OF REGISTRATION FEE

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                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF             AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
SECURITIES TO BE REGISTERED         REGISTERED (1)         SHARE (2)               PRICE (2)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value        6,000,000              $18.23              $109,380,000            $10,063
=====================================================================================================================

(1) Represents shares of the Registrant's common stock issuable under the Swift Transportation Co., Inc. 1999 Stock Option Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers such additional indeterminate amount of shares as may be issuable as a result of a stock split, stock dividend or similar transaction with respect to the shares covered hereby.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the computation is based upon the average of the high and low sale prices for the Registrant's common stock reported by the Nasdaq National Market on August 19, 2002.

     Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also amends the information contained in the earlier registration statements relating to the Swift Transportation Co., Inc. 1999 Stock Option
Plan: Registration Statement No. 333-81403, filed on June 23, 1999, and Registration Statement No. 333-53566, filed on January 11, 2001.

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
                                EXPLANATORY NOTE

     As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statements relating to the Swift Transportation Co., Inc. 1999 Stock Option Plan (the "Plan"): Registration Statement No. 333-81403, filed on June 23, 1999, and Registration Statement No. 333-53566, filed on January 11, 2001 (together, the "Prior Registration Statements"). Under the Prior Registration Statements, the Registrant registered 2,250,000 shares of its common stock for issuance under the Plan. This Registration Statement is being filed to reflect amendments to the Plan that increased the number of shares authorized to be issued thereunder from 2,250,000 to 8,250,000.

ITEM 8. EXHIBITS

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona on the 21st day of August, 2002.


                                        SWIFT TRANSPORTATION CO., INC.


                                        By: /s/ Jerry Moyes
                                            ------------------------------------
                                            Jerry Moyes
                                            Chairman of the Board, President,
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jerry Moyes and William F. Riley III and each of them, either one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                         TITLE                       DATE
         ---------                         -----                       ----

/s/ Jerry Moyes                 Chairman of the Board,           August 21, 2002
-----------------------------   President and Chief Executive
(Jerry Moyes)                   Officer

/s/ Gary Enzor                  Chief Financial Officer          August 21, 2002
-----------------------------
(Gary Enzor)

/s/ Stephen J. Lyding           Chief Accounting Officer         August 21, 2002
-----------------------------
(Stephen J. Lyding)

/s/ William F. Riley III        Senior Executive Vice President
-----------------------------   and Director                     August 21, 2002
(William F. Riley III)

/s/ Rodney K. Sartor            Executive Vice President
-----------------------------   and Director                     August 21, 2002
(Rodney K. Sartor)

                                Director
-----------------------------
(Alphonse E. Frei)

                                Director
-----------------------------
(Lou A. Edwards)

/s/ Earl H. Scudder, Jr.        Director                         August 21, 2002
-----------------------------
(Earl H. Scudder, Jr.)

/s/ Michael S. Starnes          Director                         August 21, 2002
-----------------------------
(Michael S. Starnes)

                                Director
-----------------------------
(Edward A. Labry, III)

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER        DESCRIPTION
-------        -----------

  4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Annex A of the Registrant's Notice and Proxy Statement for its 2002 Annual Meeting of Stockholders filed with the Commission on April 30, 2002)

  4.2          Bylaws of the Registrant (incorporated by reference to Exhibit
               3.2 of the Registrant's Registration Statement on Form S-3 (Registration No. 33-66034))

  4.3 Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992)

  4.4 Swift Transportation Co., Inc. 1999 Stock Option Plan, as amended*

   5           Opinion of Snell & Wilmer L.L.P.*

  23.1         Consent of Snell & Wilmer L.L.P. (included in Exhibit 5)*

  23.2         Consent of KPMG LLP*

  23.3         Consent of Ernst & Young LLP*

   24          Powers of Attorney (included on signature page)*

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*    Filed herewith.